Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 33-52072, No. 333-31289 and No. 333-124711) of Applied Materials, Inc. of our report dated June 24, 2011, with respect to the financial statements and supplemental schedules of the Applied Materials, Inc. Employee Savings and Retirement Plan included in this Annual Report (Form 11-K) for the years ended December 31, 2010 and 2009.

ARMANINO McKENNA LLP San Ramon, California
June 24, 2011

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